UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2013

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8551	22-1851059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On December 12, 2013, Hovnanian Enterprises, Inc. (the “Company”) issued a press release announcing its preliminary financial results for the fiscal fourth quarter and fiscal year ended October 31, 2013. A copy of the press release is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The attached earnings press release contains information about EBIT, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The most directly comparable GAAP financial measure is net income (loss). A reconciliation of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is contained in the earnings press release. The earnings press release contains information about Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Loss on Extinguishment of Debt, which is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. A reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes is contained in the earnings press release.

Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure our financial performance and our ability to service our debt obligations. EBITDA is also one of several metrics used by our management to measure the cash generated from our operations. EBITDA does not take into account substantial costs of doing business, such as income taxes and interest expense. While many in the financial community consider EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, income (loss) before income taxes, net income (loss), cash flow provided by (used in) operating activities and other measures of financial performance and liquidity prepared in accordance with accounting principles generally accepted in the United States that are presented on the financial statements included in the Company’s reports filed with the Securities and Exchange Commission. Additionally, our calculation of EBITDA may be different than the calculation used by other companies, and, therefore, comparability may be affected.

Management believes Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Loss on Extinguishment of Debt to be relevant and useful information because it provides a better metric of the Company’s operating performance. Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Loss on Extinguishment of Debt should be considered in addition to, but not as a substitute for, income (loss) before income taxes, net income (loss) and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented on the financial statements included in the Company’s reports filed with the Securities and Exchange Commission. Additionally, our calculation of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Loss on Extinguishment of Debt may be different than the calculation used by other companies, and, therefore, comparability may be affected.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit 99.1     Earnings Press Release–Fiscal Fourth Quarter and Fiscal Year Ended October 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

Date: December 12, 2013

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Earnings Press Release–Fiscal Fourth Quarter and Fiscal Year Ended October 31, 2013.

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